EXHIBIT 99.1

PEOPLES COMMUNITY BANCORP CONSENTS TO CEASE AND DESIST ORDER

(CINCINNATI, OHIO) – April 3, 2008: Peoples Community Bancorp, Inc. (the “Company”) (Nasdaq Global Market: PCBI) a Maryland corporation doing business primarily through its wholly-owned banking subsidiary, Peoples Community Bank (the “Bank”), today announced that the Company and the Bank have consented to the terms of Cease and Desist Orders (the “Orders”) issued by the Office of Thrift Supervision. The Company has attached copies of the Orders to a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) today April 3, 2008.

The Orders require the Company and the Bank to, among other things, file with the OTS within proscribed time periods updated business plans, which specifically incorporate the requirements set forth in the Orders and comments contained in the most recently completed examinations of the Company and the Bank. On a quarterly basis, the Bank and the Company will be required to compare the projected operating results from the business plans with the actual results. The results of this variance analysis are to be submitted to the OTS within the proscribed time periods. In addition, the Orders require that the Company and the Bank receive the permission of the OTS prior to (i) making or declaring any dividends or payments on their outstanding securities; (ii) adding or replacing a director or hiring a senior executive officer; and (iii) making any golden parachute payments to any institution-affiliated party. Pursuant to the Order issued to the Company, the Company must also receive the permission of the OTS prior to increasing its debt position and before any repurchase of its securities.

The Order issued to the Bank also requires the Bank to take or refrain from certain actions, including (i) not making any new loans or issuing new lines of credit for land acquisition or development, speculative residential construction, commercial and multi-family construction, acquisition or retention of commercial property, and non-owner occupied one- to four-family residential property; (ii) engaging an independent consultant to conduct a loan portfolio review for the purpose of determining asset quality and the appropriateness of the Bank’s asset classification process related to loan relationships that equal or exceed $4.0 million; (iii) establishing a plan for reducing adversely classified assets; (iv) reviewing and, where appropriate, adjusting the Bank’s allowance for loan and lease losses methodology; (v) limiting asset growth during each calendar quarter to an amount not to exceed net interest credited on deposit liabilities; and (vi) establishing an Oversight Committee of the Bank’s board of directors comprised of independent outside directors. In an effort to proactively address the downturn in the local real estate market, the Bank had previously curtailed or ceased the lending activities restricted in the Orders.

Jerry D. Williams, the Company’s President and Chief Executive Officer commented that “we are extremely disappointed with the change of events that brought about this situation but believe we have taken and will continue to take significant steps to deal with the current recessionary real estate market. We are working to most efficiently resolve our credit issues and maximize recoveries in as timely a manner as possible. We have been tightening credit standards continuously since 2005 and have added resources in the workout area to resolve our asset quality issues. We continue to explore all strategic alternatives available to the Company. All facets of the Bank are currently undergoing a critical review, and we anticipate taking further actions in order to reduce operating expense and maximize shareholder value.”

The description of the Orders set forth herein is qualified in its entirety by reference to the Orders, copies of which are attached as Exhibits 99.2 and 99.3 to the Company’s Current Report on Form 8-K filed today with the SEC.

Regulatory Filings

The Company’s periodic reports as filed with the SEC can be accessed at www.pcbionline.com and on the EDGAR section of the SEC’s website at www.sec.gov.

Separately, the Company stated that it currently expects to file its Form 10-K for the year ended December 31, 2007, including related financial statements, on or before April 15, 2008.

About Peoples

Peoples Community Bancorp, Inc., headquartered in West Chester, Ohio, is the holding company for Peoples Community Bank, a federally chartered savings bank with 19 full service offices in Butler, Warren and Hamilton counties in southwestern Ohio and Dearborn and Ohio counties in southeastern Indiana. The Bank is an independent community bank, which offers a wide variety of financial services and products to customers throughout the Greater Cincinnati metropolitan area and adjoining markets. The Bank continues to exceed all applicable regulatory capital requirements and continues to be well capitalized under the regulatory framework for prompt corrective action.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company for the fiscal year ending December 31, 2008 as a result of various factors which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the SEC from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.